EXHIBIT 10.24
Borders Group, Inc.
2004 Long-Term Incentive Plan

Restricted Share Grant Agreement

This Restricted Share Grant Agreement (the “Agreement”), dated as of <<Date>> (the “Grant Date”), is made by and between Borders Group, Inc. (the “Company”) and <<First Name>> << Last Name>> (the “Participant”).

RECITALS

WHEREAS, the Company has established and maintains the Borders Group, Inc. 2004 Long-Term Incentive Plan (the “Plan”);

WHEREAS, the Participant is a key employee of the Company;

WHEREAS, the Company desires to grant to the Participant shares of common stock, (“Common Stock”) under the Plan, subject to certain restrictions and limitations; and

WHEREAS, the Participant desires to receive a grant of such shares from the Company;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged,  the  Company and the Participant agree as:

1. Grant of Restricted Shares.

(a) Number of Shares/Vesting. The Company hereby grants to the Participant <<Shares>> of Common Stock under the Plan subject to the terms and conditions set forth below (the “Restricted Shares”). The Restricted Shares shall be subject to the following vesting schedule:

Date                                             Vesting

    <<Date(s)>>                                      <<Vested Percentages>>

Upon the Participant’s termination of employment with the Company or any Subsidiary, the unvested portion of the Restricted Shares shall be forfeited by the Participant and cancelled by the Company; provided, however, if the Participant’s termination of employment is due to his Retirement, death or Disability, then the unvested portion of the Restricted Shares shall be treated in accordance with the terms of Section 12 of the Plan. Notwithstanding, the provisions of the Plan applicable to a Change of Control will apply to the Restricted Shares, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

(b) Additional Documents/Capitalized Terms. The Participant agrees to execute such additional documents and forms as the Company may require for purposes of this Agreement. Any capitalized terms not defined herein shall have the same meaning as set forth in the Plan document.

(c) Issuance of Restricted Shares. As soon as practicable following receipt of this executed Agreement, the Company shall issue on behalf of the Participant the number of Restricted Shares that the Participant has been granted. Such Restricted Shares, which shall be fully paid and nonassessable upon their issuance, shall be represented by a certificate or certificates registered in the name of the Participant and stamped with an appropriate legend evidencing the nature of the Restricted Shares. The certificates shall be held by the Company or such other custodian as may be designated by the Company as a depository for safekeeping until the forfeiture restrictions lapse pursuant to the terms of this Agreement. The Participant shall execute such additional documents and forms as the Company may require for these purposes. Subject to the terms and provisions of Michigan law, the Participant shall have all the rights of a stockholder upon the issuance of the Restricted Shares, including the right to vote the Restricted Shares and to receive all dividends or other distributions paid or made with respect to the Restricted Shares, provided that the Restricted Shares shall be subject to the restrictions set forth in this Agreement.

2. Restrictions on Transfer. Until the Restricted Shares are vested in accordance with Section 1 of this Agreement, the Restricted Shares held by the Participant (and any other securities issued in respect of the Restricted Shares) may not be sold, exchanged, assigned, transferred, conveyed, gifted, delivered, encumbered, discounted, pledged, hypothecated, or otherwise disposed of, whether voluntarily, involuntarily, or by operation of law.

3. Withholding. In the event the Company or a Subsidiary determines that it is required to withhold foreign, federal, state, or local taxes in connection with the grant or disposition of the Restricted Shares, the Participant or any person succeeding to the rights of the Participant, as a condition to such grant, award or disposition, may be required to make arrangements satisfactory to the Company or the Subsidiary to enable it to satisfy such foreign, federal, state and local withholding requirements.

4. Grant Subject to Plan Provisions. The grant of Restricted Shares is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects will be interpreted in accordance with the Plan. The Committee has the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions are conclusive as to any questions arising hereunder. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

5. No Employment or Other Rights. The grant of Restricted Shares does not confer upon the Participant any right to be employed by the Company or any Subsidiary and will not interfere in any way with the right of the Company or any Subsidiary to terminate the Participant’s employment at any time. The right of the Company or any Subsidiary to terminate the Participant’s employment at will at any time for any reason is specifically reserved. The Participant will not have any interest in any fund or specific assets of the Company by reason of this grant.

6. Nontransferability. Except for tax withholding, the Participant’s rights and interests under this Agreement may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except, in the event of the Participant’s death, by will or by the laws of descent and distribution.

7. Applicable Law. The validity, construction, interpretation and effect of this instrument will be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to the conflicts of laws provisions thereof.

8. Notice. Any notice to the Company or the Committee provided for in this Agreement shall be addressed to Borders Group, Inc. in care of The Secretary, Borders Group, Inc., 100 Phoenix Dr., Ann Arbor, MI 48108 and any notice to the Participant will be addressed to the Participant at the current address shown on the books and records of the Company or its Subsidiary. Any notice shall be sent by registered or certified mail.

9. Discretionary Nature of Plan. The Plan is discretionary in nature, and the Company may suspend, modify, amend or terminate the Plan in its sole discretion at any time, subject to the terms of the Plan and any applicable limitations imposed by law. This Restricted Share grant under the Plan is a one-time benefit and does not create any contractual or other right to receive additional Restricted Shares or other benefits in lieu of Restricted Shares in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of Restricted Shares granted, and the vesting provisions.

10. Entire Agreement. This Agreement and the Plan contain the entire agreement between the Participant and the Company regarding the grant of Restricted Shares and supersede all prior arrangements or understandings with respect thereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Participant has hereunto set his hand effective as of the Grant Date.

BORDERS GROUP, INC.

By: _____________________________
Its: _____________________________
Date: ____________________________

I hereby accept the Restricted Shares granted pursuant to this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee will be final and binding.

______________________________
Participant             Date